AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

    This Amendment ("Amendment") is made as of January 1, 2012 to the Participation Agreement made and entered into by and among MFS Variable Insurance Trust (the "Trust"), CUNA Mutual Insurance Society (the "Company"), and Massachusetts Financial Services Company ("MFS") as of the 29th day of April 1994, as amended (the "Agreement"):

1. A new section 12.11 shall be added to the Agreement which shall read as follows:
    In the event the Company delegates to any other entity ("Designee") any of its obligations under this Agreement, including, but not limited to, its obligation arising under the Agreement to place any purchase, redemption and exchange orders for Shares and to transmit payment for such orders in accordance with the Agreement, it shall remain liable to the Trust and to MFS for compliance with its obligations under this Agreement to the same extent as if Company itself had acted or failed to act instead of its Designee.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment by a duly authorized representative of the parties hereto.

CUNA MUTUAL INSURANCE SOCIETY                  MFS VARIABLE INSURANCE TRUST,
By its authorized officer,                     ON BEHALF OF THE PORTFOLIOS
                                               By its authorized officer,

By: /s/ James H. Metz                          By: /s/ Susan S. Newton
  -----------------------                         ------------------------
Name: James H. Metz                            Name: Susan S. Newton
Title: SVP                                     Title: Assistant Secretary

                                               MASSACHUSETTS FINANCIAL
                                               SERVICES COMPANY
                                               By its authorized officer,

                                               BY: /s/ Robert J. Manning
                                                  ------------------------
                                               Name: Robert J. Manning
                                               Title: CEO